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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           _______________________



                                 F O R M  8 - K


                                 CURRENT REPORT



                        Pursuant to Section 13 or 15 (d)
                                     of the
                        Securities Exchange Act of 1934


                        Date of Report:  August 21, 1997




                      HOLIDAY RV SUPERSTORES, INCORPORATED




                                    FLORIDA




                0-16448                                  59-1834763
         (Commission File No.)                   (I.R.S. Employer I.D. No.)


                         Sand Lake West Executive Park
                            7851 Greenbriar Parkway
                            Orlando, Florida 32819


                          Telephone # (407) 363-9211
                             Fax # (407) 363-2065
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Item 4.   Changes in Registrant's Certifying Accountant

         a.      Effective August 18, 1997, Holiday RV Superstores,
Incorporated ("Holiday") dismissed it's prior certifying accountant, BDO Seidman, LLP ("BDO"). BDO's report on Holiday's financial statements during the two most recent fiscal years preceding the date hereof contained no adverse opinion or a disclaimer of opinions, and was not qualified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by Holiday's Board of Directors.

         During the last two fiscal years and the subsequent interim periods to the date hereof, there were no disagreements between Holiday and BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

         None of the "reportable events" described in Item 304(a) (1) (ii) of Regulation S-K of the Securities Exchange Act of 1934 occurred with respect to Holiday within the last two fiscal years, and the subsequent interim period to the date hereof.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         Exhibit 16 - The exhibit is the response letter of BDO Seidman, LLP to the reported event listed in Item 4. of this report.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HOLIDAY RV SUPERSTORES, INCORPORATED




                                        By:  /s/ W. Hardee McAlhaney
                                           ----------------------------------
                                           W. Hardee McAlhaney
                                           Vice President


Dated:  August 20, 1997